Exhibit 3.1

BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

KATHLEEN ASSAF

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 23, 2026 09:57 AM Pacific Time

Incorporation Number: **BC1275950**

Recognition Date and Time: Incorporated on November 23, 2020 04:34 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

UC AUTOMOTIVE HOLDINGS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
3891 NO. 3 ROAD
3891 NO. 3 ROAD
RICHMOND BC V6X 2B8
CANADA

Delivery Address:
3891 NO. 3 ROAD
3891 NO. 3 ROAD
RICHMOND BC V6X 2B8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
3891 NO. 3 ROAD
3891 NO. 3 ROAD
RICHMOND BC V6X 2B8
CANADA

Delivery Address:
3891 NO. 3 ROAD
3891 NO. 3 ROAD
RICHMOND BC V6X 2B8
CANADA

Page: 1 of 2

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Yang, GUIYUAN Mailing Address: 3891 NO. 3 RD RICHMOND BC V6X 2B8 CANADA Delivery Address: 3891 NO. 3 RD RICHMOND BC V6X 2B8 CANADA RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: July 22, 2026 AUTHORIZED SHARE STRUCTURE 1. No Maximum COMMON Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 2. No Maximum Preferred Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Page: 2 of 2